SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2017

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On May 31, 2017, PAR Technology Corporation (the “Company”) and Dr. Donald H. Foley, the Company’s Chief Executive Officer and President, entered into an Amendment to Restricted Stock Award Agreement (the “Amendment”) solely to correct an administrative error in the number of shares of time vesting restricted stock (the “Shares”) and the associated correction to the vesting schedule of the Shares granted to Dr. Foley under the Restricted Stock Award Agreement between the Company and Dr. Foley, dated May 17, 2017 (the “Agreement”) previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2017. Pursuant to the Amendment, the Company granted Dr. Foley 10,243 Shares that vest in increments: (i) 1,940 Shares vest on May 31, 2017; (ii) 1,186 Shares vest on each of June 30, July 31, August 31, September 30, October 31, and November 30, 2017; and (iii) 1,187 Shares vest on December 31, 2017. The Amendment reduced the number of Shares granted under the Agreement from 14,162 to 10,243 to reflect 25% of Dr. Foley’s pro-rated annual base salary for fiscal year 2017.  The Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2017 to be filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: June 2, 2017	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer